UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2022

FORTERRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37921	37-1830464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor

Irving, TX 75062

(Address of principal executive offices, including ZIP code)

(469) 458-7973

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	FRTA	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On March 18, 2022, pursuant to the terms of the previously announced Agreement and Plan of Merger, dated February 19, 2021 (the “Merger Agreement”), by and among Forterra, Inc., a Delaware corporation (the “Company”), Quikrete Holdings, Inc., a Delaware corporation (“Parent”), and Jordan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), the Company and Parent completed the merger of Merger Sub with and into the Company, with the Company surviving the merger as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger”).

Item 1.02.	Termination of a Material Definitive Agreement.

Concurrently with the completion of the Merger: (i) the Company terminated all commitments outstanding under that certain ABL Credit Agreement dated as of October 25, 2016, as amended, by and among the Company and certain of its subsidiaries, as borrowers, the lenders party thereto and Bank of America, N.A., as agent and repaid all outstanding indebtedness thereunder, (ii) the Company terminated that certain Senior Lien Term Loan Credit Agreement dated as of October 25, 2016 by and among the Company, Forterra Finance, LLC, as borrower, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and repaid all outstanding indebtedness thereunder and (iii) the Company redeemed all outstanding notes under that certain Indenture, dated as of July 16, 2020 by and among Forterra Finance, LLC, FRTA Finance Corp., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to the Company’s outstanding 6.50% Senior Secured Notes due 2025 (the “Notes”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above is incorporated herein by reference. At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock (the “Common Stock”) of the Company (other than (i) any shares held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned subsidiary of the Company immediately prior to the Effective Time, (ii) shares that were subject to any vesting restrictions (“Company Restricted Shares”) granted under the Company’s stock incentive plans (the “Company Stock Plans”) and (iii) any shares owned by stockholders who had properly exercised and perfected appraisal rights under Delaware law) was automatically canceled and converted into the right to receive $24.00 in cash, without interest (the “Merger Consideration”), subject to deduction for any required withholding tax.

At the Effective Time:

(1)

each restricted stock unit that was solely subject to time-based vesting requirements granted under the Company Stock Plans that was outstanding immediately prior to the Effective Time fully vested and was converted into the right to receive an amount in cash (without interest and subject to applicable tax withholdings) equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of Common Stock subject to such vested restricted stock unit;

(2)

each restricted stock unit that was subject to performance-based vesting requirements granted under the Company Stock Plans that was outstanding immediately prior to the Effective Time immediately vested and was converted into the right to receive an amount in cash (without interest and subject to applicable tax withholdings) equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares subject to such vested restricted stock unit immediately prior to the Effective Time as determined in accordance with the Merger Agreement;

(3)

each option to purchase shares of Common Stock granted under the Company Stock Plans that was outstanding immediately prior to the Effective Time fully vested, to the extent not vested previously, and was converted into the right to receive an amount in cash (without interest and subject to applicable tax withholdings) equal to the product of (i) the remainder, if positive, of (A) the Merger Consideration minus (B) the exercise price per share of Common Stock of such option multiplied by (ii) the number of shares of Common Stock subject to such vested option; and

(4)

each Company Restricted Share that was outstanding immediately prior to the Effective Time immediately vested in full and was converted into the right to receive an amount in cash (without interest and subject to applicable tax withholdings) equal to the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2021, and which is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information required by this Item 2.04 is included in the Introductory Note, Item 1.02 and Item 2.01 above and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on March 18, 2022 that each outstanding share of Common Stock (except as described in Item 2.01 above) was converted pursuant to the Merger Agreement as described under Item 2.01 above, and the Company requested that Nasdaq (i) cease trading of the Common Stock on Nasdaq and suspend the listing of the Common Stock and (ii) file a Form 25 with the SEC to remove the Common Stock from listing on Nasdaq and deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Trading of the Common Stock on Nasdaq was suspended after the close of business on March 17, 2022. Nasdaq filed the Form 25 with the SEC on March 18, 2022. In addition, the Surviving Corporation and Parent intend to file a Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03.	Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is included in Item 2.01 and Item 3.01 above and Item 5.02 and Item 5.03 below and is incorporated herein by reference.

In connection with the Merger and at the Effective Time, holders of Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than the right to receive the Merger Consideration pursuant to the Merger Agreement or any appraisal rights under Delaware law, if applicable).

Item 5.01.	Changes in Control of Registrant.

The information included in Item 2.01 and Item 3.01 above and Item 5.02 and Item 5.03 below is incorporated herein by reference. As a result of the completion of the Merger, a change in control of the Company occurred. Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s stockholders in connection with the Merger was approximately $1.6 billion. The funds used by Parent to consummate the Merger and pay the related fees and expenses with respect to the Merger came from cash and from debt financing provided by Wells Fargo Bank, National Association.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

On March 18, 2022, in connection with the Merger, Chris Meyer, Richard “Chip” Cammerer, Jr., Rafael Colorado, Maureen Harrell, Chad Lewis, Clint McDonnough, John McPherson, Jacques Sarrazin and Karl H. Watson, Jr. resigned as members of the board of directors of the Company as of the Effective Time. These departures were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

From and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or their earlier resignation or removal, as provided in the organizational documents of the Surviving Corporation and by applicable law.

Compensatory Arrangements

In accordance with the Merger Agreement, prior to the Effective Time, the Company Stock Plans were terminated.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2022, pursuant to the Merger Agreement, at the Effective Time, the Company’s Amended and Restated Certificate of Incorporation, as in effect prior to the Effective Time, was amended and restated to read in its entirety substantially as set forth in Exhibit B to the Merger Agreement, and, as so amended and restated, became the certificate of incorporation of the Surviving Corporation.

On March 18, 2022, pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company, as in effect immediately prior to the Effective time, were amended and restated to read in their entirety as set forth in Exhibit C to the Merger Agreement, and, as so amended and restated, became the bylaws of the Surviving Corporation.

The certificate of incorporation and bylaws of the Surviving Corporation are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On March 18, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated February 19, 2021, by and among Forterra, Inc., Quikrete Holdings, Inc. and Jordan Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of Forterra, Inc., which was filed with the SEC on February 22, 2021).

3.1	Amended and Restated Certificate of Incorporation of Forterra, Inc.

3.2	Amended and Restated Bylaws of Forterra, Inc.

99.1	Press Release, dated as of March 18, 2022.

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on March 18, 2022 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

Date: March 18, 2022	By:	/s/ David T. Jones
	Name:	David T. Jones
	Title:	Chief Financial Officer